Met Investors Series Trust Goldman Sachs Mid Cap Portfolio
Securities Purchases during an Underwriting involving
Goldman Sachs and Co. subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period 01/01/08 through 12/31/08


Portfolio:			Goldman Sachs Mid Cap Portfolio


Security:			ECOLAB, Inc. CUSIP 278865100


Date Purchased:			11/12/08


Price Per Share:		30.50 USD


Shares Purchased
by the Portfolio *:		61,346,454


Total Principal Purchased
by the Portfolio *:		1,871,066,847 USD


% of Offering Purchased
by the Portfolio:		0.3801%


Broker:				Merrill Lynch


Member:				Goldman Sachs and Co.


Met Investors Series Trust BlackRock High Yield Portfolio
Securities Purchases during an Underwriting involving
Merrill Lynch. subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period 01/01/08 through 12/31/08


Portfolio:			BlackRock High Yield Portfolio


Security:			Verizon Communications, Inc. Cusip 92343VAQ7


Date Purchased:			10/30/08


Price Per Share:		99.438 USD


Shares Purchased
by the Portfolio *:		2,000,000,000


Total Principal Purchased
by the Portfolio *:		1,988,760,000 USD


% of Offering Purchased
by the Portfolio:		0.83%


Broker:				Citigroup Global Market, Inc.


Member:				Merrill Lynch